Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 6, 2012, is made by and among Knight Capital Group, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (each, an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, each of the Investors and the Company desires that the Investors will purchase and acquire from the Company, and the Company will issue and sell to each Investor, that number of shares of two newly created series of preferred stock designated the Series A-1 Perpetual Convertible Preferred Stock, par value $.01 per share (“Series A-1 Shares”) and Series A-2 Perpetual Convertible Preferred Stock, par value $.01 per share (“Series A-2 Shares” and together with the Series A-1 Shares, the “Securities”), of the Company, set forth opposite such Investor’s name on Exhibit A hereto and having the terms, rights, obligations and preferences set forth in the Certificate of Designation (the “Preferred Stock CoD”) attached as Exhibit B hereto, in each case, at a purchase price of $1,000 per share;

WHEREAS, each Investor is acting independently of each other Investor and is making an independent investment decision with respect to its purchase of Securities and otherwise with respect to the Transaction Documents and transactions contemplated thereby;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows.

ARTICLE I

AUTHORIZATION AND SALE OF SECURITIES

Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company shall issue, sell and deliver to each Investor, in the amounts set forth on Exhibit A hereto, and each such Investor shall, severally and not jointly, purchase from the Company that number of Securities set forth opposite such Investor’s name on Exhibit A hereto, at a purchase price of $1,000 per share, free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of $400,000,000 in cash (the “Purchase Price”) to be paid in full to the Company.

ARTICLE II

CLOSING AND DELIVERY OF SECURITIES AND FUNDS

Section 2.1 The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Article III hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 8:30 a.m. New York City time on August 6, 2012 (such date, the

“Closing Date”), subject to all conditions set forth in Article III having been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at Closing).

Section 2.2 At the Closing, each Investor shall deliver to the Company:

(a) an amount equal to each Investor’s share of the Purchase Price (as set forth on Exhibit A), such amount may be net of any expenses or fees and is to be delivered in immediately available funds by wire transfer to the account set forth in Schedule 2.2 hereto, and

(b) all other documents to be delivered to the Company by such Investor pursuant to Section 3.2 hereof.

Section 2.3 At the Closing, the Company shall deliver to the Investors:

(a) an aggregate of 400,000 shares of Securities, such amount allocated to and registered in the name of each Investor, as set forth on Exhibit A hereto, with each Investor receiving 19.9% of such Securities as Series A-1 and 80.1% of such Securities as Series A-2; and

(b) all other documents and certificates to be delivered to the Investors by the Company pursuant to Section 3.1 hereof.

The Company will deliver the Securities at the Closing in the form of physical share certificates, and the Company will use its reasonable best efforts to engage a transfer agent promptly following Closing and effect the transfer of physical certificates into book-entry form in accordance with customary procedures.

ARTICLE III

CLOSING CONDITIONS

The obligation of the parties to complete the transactions contemplated by Article II hereof (the “Securities Purchase”) shall be conditioned on the satisfaction or waiver of the following conditions.

Section 3.1 The obligation of the Investors to complete the Securities Purchase shall be conditioned on the satisfaction or waiver by the Investors of the following conditions.

(a) The Investors shall have received an opinion, dated the Closing Date, from Wachtell, Lipton, Rosen & Katz, and/or another nationally recognized law firm, as counsel to the Company, as to the validity of the Securities being sold in the Securities Purchase, the compliance of the Securities Purchase with federal securities laws, and other matters as are customary in comparable securities purchases substantially in the form set forth in Schedule 3.1(a) to this Agreement.

(b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing

Date as if made on and as of the Closing Date (except for any such representations or warranties expressly made as of the date hereof or as of another date, which shall be true and correct as of such date), and the Investors shall have received a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to that fact.

(c) The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing Date, and the Investors shall have received a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to that fact.

(d) The Company shall use its best efforts to have filed or caused to be filed by 6:45 A.M. New York Time and in no event later than 8:00 A.M. New York Time on the Closing Date, a shelf registration statement on Form S-3 (the “Shelf”), for the issuance and resale of the Securities and the shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) into which the Securities are convertible, with the Securities and Exchange Commission (the “Commission”), in accordance with and pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor rule then in effect), the Shelf shall have become automatically effective upon its filing, and no stop order or other suspension of the effectiveness thereof shall have occurred.

(e) The Company shall have duly filed with the Secretary of State of the State of Delaware the Preferred Stock CoD.

(f) On the Closing Date, the Company shall have duly executed and delivered to the Investors a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

Section 3.2 The obligation of the Company to complete the Securities Purchase shall be conditioned on the satisfaction or waiver by the Company of the following conditions.

(a) The representations and warranties of the Investors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

(b) Each Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

(c) On the Closing Date, each Investor shall have duly executed and delivered to the Company the Registration Rights Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to, and covenants with, the Investors, that, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or its other reports and forms filed with or furnished to the Commission under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after December 31, 2011 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (the “SEC Reports”) and before the date of this Agreement, on the date hereof and as of the Closing Date (or such other date specified herein):

Section 4.1 Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as has not and could not be reasonably likely to have a Material Adverse Effect (as defined below), has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

Section 4.2 Capitalization. The authorized capital stock of Company consists of 500,000,000 shares of Class A common stock (the “Common Stock”), 20,000,000 shares of Class B common stock (the “Class B Common Stock”) and 20,000,000 shares of preferred stock, of which, as of August 3, 2012, (1) 97,809,563 shares of Common Stock were issued and outstanding, (2) 2,674,000 shares of Common Stock were reserved for issuance in respect of outstanding options, warrants and convertible securities, and (3) no shares of preferred stock were issued and outstanding. As of such date, the Company held 72,528,395 shares of Common Stock in its treasury. The Company has no series or class of capital stock, whether or not issued or outstanding, that will, upon issuance of the Securities, rank senior to the Securities with respect to the payment of dividends or the distribution of assets in the event of any dissolution, liquidation or winding up of the Company. The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of the Securities being issued and sold pursuant to this Agreement.

Section 4.3 Authorization, Enforceability of Transaction Documents. The Company has the power and authority to enter into the Transaction Documents (as defined below) and to carry out its obligations hereunder and thereunder (which includes the issuance of the Securities and the Common Stock to be issued upon conversion of the Securities). The execution, delivery and performance of the Transaction Documents (as defined below) by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders other than the filing of the Preferred Stock CoD with the Secretary of State of the State of Delaware pursuant to this Agreement, which will be made prior to the Closing.

This Agreement and the other Transaction Documents will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

As of the date of execution of the Transaction Documents, and assuming the accuracy of the representation of each Investor in Sections 5.8 and 5.9, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or bylaws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (C) subject to compliance with the statutes and regulations referred to in the next paragraph, any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (B) and (C), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Other than the filing of the Preferred Stock CoD with the Secretary of State of the State of Delaware, any current report on Form 8-K required to be filed with the Commission, the expiration of any applicable waiting period (if any) under the Hart-Scott-Rodino Antitrust Improvements Act, any notice required by the NYSE to be provided to stockholders, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental or regulatory authority (collectively, “Governmental Entities”) is required to be made or obtained by the Company in connection with the Securities Purchase (the “Required Approvals”).

As used herein, the term “Transaction Documents” refers collectively to this Agreement and the Registration Rights Agreement.

Section 4.4 Company Financial Statements. The audited and interim consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the SEC Reports present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein (subject, in the case of the unaudited interim financial statements to normal year-end adjustments); and except as stated therein, such financial statements were prepared in conformity with generally accepted accounting principles in the U.S. applied on a consistent basis (except as may be noted therein). For purposes of this Section 4.4 and Section 4.5, the “SEC Reports” shall include the Form 8-K that will be filed by the Company prior to the filing of the Shelf in substantially the form attached hereto as Exhibit D.

PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, (ii) disclosed in the Company’s Current Report on Form 8-K filed on July 18, 2012 or (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5 No Material Adverse Effect. Since January 1, 2012 and except as described in the SEC Reports, (i) no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, and (ii) with the exception of the Trading Loss and actions and losses taken in response thereto, the Company and each of its subsidiaries have conducted their business in the ordinary course and neither the Company nor any of its subsidiaries have experienced any material losses or other losses or events that could reasonably be expected to alter in any material respect the balance sheet of the Company and its subsidiaries on a consolidated basis.

Section 4.6 Proceedings. Except as disclosed in the SEC Reports, there are no litigation, regulatory, governmental or similar proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.7 Compliance with Laws; Permits. The Company and each of its subsidiaries have conducted their businesses in compliance with and currently are in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements (including but not limited to compliance with all net capital requirements under Rule 15c3-1 and Rule 15c3-3 under the Exchange Act, as applicable), except where (i) the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) the necessity of compliance, or the failure to comply, therewith is being contested in good faith by appropriate proceedings.

The Company and each of its subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.8 Authorization of Securities. The issuance of the Securities to be issued pursuant to this Agreement and the issuance of Common Stock upon conversion of the Securities have been duly authorized by all necessary corporate action on the part of the Company, and (taking into account the matters described in Section 4.10) no approval of the Company’s stockholders is required under any law or under the regulations and policies of any securities exchange in connection therewith. Upon the issuance and sale of the Securities to be issued pursuant to this Agreement and the issuance, in accordance with the terms of the Preferred Stock CoD, of Common Stock into which the Securities are convertible, such Securities and Common Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim.

Section 4.9 Reports. Since January 1, 2011, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a) or 15(d) of the Exchange Act, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

The SEC Reports filed by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

Since January 1, 2011, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

The records, systems, controls, data and information of the Company and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that, individually or in the aggregate, could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. No representation is given in the second and third sentences of this paragraph with respect to any facts arising out of the events described in Section 4.14.

Section 4.10 NYSE Approval. The NYSE has informed the Company in writing that the “financial viability” exception set forth in Section 312.05 of the NYSE’s Listed Company Manual will be applicable to the Securities Purchase and has not given any subsequent contrary indication.

Section 4.11 FINRA Approval. The Financial Industry Regulatory Authority (“FINRA”) has informed the Company that the consummation of the Securities Purchase will not require the consent of FINRA and has not given any subsequent contrary indication.

Section 4.12 Ginnie Mae. Urban Financial Group (“UFG”) is an approved seller/servicer in good standing with the Government National Mortgage Association (“Ginnie Mae”) and the United States Department of Housing and Urban Development (“HUD”), is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and, if applicable, meets the minimum capital requirements set forth by the Office of the Comptroller of the Currency, and will use its best efforts to ensure that it remains in compliance with the rules and procedures of Ginnie Mae and HUD necessary to remain in good standing. UFG has not received any notice or other communication from Ginnie Mae or HUD indicating that UFG will face any contemplated, pending or threatened adverse change to its good standing with Ginnie Mae or HUD.

Section 4.13 UFG Lines of Credit. Listed on Schedule 4.13 are all warehouse lines of credit (the “Lines of Credit”) to which UFG is a party with non-affiliates. UFG has not received any notice from any creditor thereunder that a default or event of default exists or may exist or that any creditor is reserving any of its rights under the Lines of Credit, no waiver, amendments or modifications to the Lines of Credit since July 31, 2012 have been validly executed and are now existing and UFG is able to borrow funds pursuant to the terms set forth in the Lines of Credit.

Section 4.14 Recent Events. The trading loss (the “Trading Loss”) sustained by the Company on August 1, 2012, as disclosed by the Company in its Form 8-K dated August 2, 2012, was the result of a technology malfunction related to the Company’s installation of trading software that caused the Company to send for execution erroneous orders in NYSE-listed securities. The Trading Loss does not exceed approximately $440 million and did not result from any fraud or wrongful conduct by any officer, director or employee of the Company and this software has been removed from the Company’s systems.

Section 4.15 WKSI Status. (i) At the execution time of this Agreement (the “Execution Time”) (with such date being used as the determination date for purposes of this Section 4.15) and (ii) on the Closing Date, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

Section 4.16 Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means (other than any of the following arising out of the events described in Section 4.14) any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operations, financial condition or prospects of the Company and its consolidated subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

Each Investor hereby represents and warrants to, and covenants with, the Company as follows (it being understood that each Investor is providing such representations, warranties and covenants on its own behalf only and hereby makes no representations, warranties or covenants regarding any other Investor).

Section 5.1 (1) It is (a) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of the Securities (including the Common Stock into which the Securities are convertible) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account.

(2) It understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of shares of Securities by its acceptance thereof will be deemed to agree, that such Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Registration Rights Agreement, will not be registered under the Securities Act and that such

Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3) It understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following).

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4) It: (a) is able to fend for itself in the transactions contemplated hereby; (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(5) It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, it shall promptly notify the Company. If it is acquiring Securities as a fiduciary or agent for one or more accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

Section 5.2 It acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with such issue of Securities, in any jurisdiction outside the United States where action for that purpose is required. It will comply with all applicable laws and regulations in each foreign jurisdiction in which it may purchase, offer, sell or deliver Securities or have in its possession or distribute any offering material, in all cases at its own expense.

Section 5.3 It has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents.

Section 5.4 Status. It has been duly organized and is validly existing under the laws of its jurisdiction of incorporation or organization.

Section 5.5 Authorization of the Registration Rights Agreement. As of the Closing Date, the Registration Rights Agreement will have been duly authorized by such Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or policy.

Section 5.6 Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by such Investor, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

Section 5.7 Approvals. Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by such Investor of the Securities Purchase.

Section 5.8 Ownership. Neither such Investor nor any affiliate of such Investor is or has been during the past three years an “interested stockholder” of the Company as defined in Section 203 of the Delaware General Corporation Law.

Section 5.9 Investors. Such Investor is acting independently with respect to the Security Purchase, the Transaction Documents and the other transactions contemplated thereby, and is not acting as part of a group or in concert with any other person or entity. Such Investor is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any Securities or Common Stock or other securities of the Company or any option, warrant or other right to acquire any of the foregoing.

Section 5.10 Exculpation. Each Investor acknowledges that it is not relying upon any other person in making its investment or decision to invest in the Company (other than the Company pursuant to any written agreement). Each Investor agrees that no Investor nor their respective affiliates, controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to taken by any of them in connection with their purchase or acquisition of any Securities hereunder, except with respect to breaches of any Transaction Documents.

ARTICLE VI

CERTAIN ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1 NYSE Listing. The Company shall use its best efforts to cause the Common Stock to be issued upon conversion of the Securities to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the close of business on the Closing Date.

Section 6.2 Other Transaction Agreements. Each of the Company and the Investors shall duly execute and deliver at the Closing the Registration Rights Agreement.

Section 6.3 Preferred Stock Certificate of Designations. Prior to the Closing, the Company shall duly file with the Secretary of State of the State of Delaware the Preferred Stock CoD.

Section 6.4 Investigation. Each Investor, for so long as it holds a number of shares of Securities or of the Common Stock into which Securities have been converted that in the aggregate (assuming conversion of the Securities) equals at least 2% of the outstanding Common Stock, shall be entitled to examine the books and records of the Company and inspect its facilities and request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that (a) the Company need not provide access to highly confidential proprietary information and facilities or competitively sensitive information; (b) the Company need not provide any such Investor any material non-public information unless such Investor executes a confidentiality agreement that is reasonably acceptable to the Company and (c) the Company shall not be required to waive any legal privilege.

Section 6.5 Board of Directors. At the next duly convened meeting of the Board of Directors or as soon as practicable thereafter, but no later than one month from the date hereof, the Company shall cause to be appointed to the Board of Directors three additional directors consisting of (i) one (the “Blackstone Director”) that will be selected by Blackstone Capital Partners VI L.P. (“Blackstone”), (ii) one (the “GA Director”) that will be selected by General Atlantic (“GA”), and (iii) one (the “Third Director” and, collectively, the “Preferred

Stock Directors”) that shall be proposed by the Board of Directors and shall be acceptable to Jefferies & Company, Inc (“Jefferies”). Each Preferred Stock Director shall serve until his or her successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity. The Blackstone Director and the General Atlantic Director may be removed at any time with or without cause by Blackstone and GA, respectively. A vacancy in the office of the Blackstone Director or the General Atlantic Director may be filled by Blackstone or General Atlantic, respectively. A vacancy in the office of the Third Director may be filled by a proposal by the Board of Directors that is acceptable to Jefferies. The rights set forth in this Section 6.5 shall terminate with respect to Blackstone, GA and Jefferies at such time that such entity no longer holds at least 25% of the shares of the Securities that each such entity purchased pursuant to this Securities Purchase Agreement.

Section 6.6 Convertibility. (a) The Company and each Investor shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings reasonably requested by the Investors and necessary, proper or advisable under applicable laws and make effective the transactions contemplated by this Agreement, including, but not limited to, their respective commercially reasonable efforts to assist the Investors to promptly obtain, all permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are necessary for the free convertibility of the Series A-2 Shares into Series A-1 Shares.

(b) The Company and each Investor (i) shall use their respective commercially reasonable efforts to promptly file or cause to be filed, (x) within 10 days from the date hereof, all required filings under the HSR Act and, (y) as promptly as reasonably practicable, all required filings under other applicable antitrust laws that the Investors reasonably determine in good faith to be necessary or appropriate to effect the transactions contemplated by this Agreement including but not limited to, the free convertibility of the Series A-2 Shares into Series A-1 Shares, (ii) shall consult and cooperate with each other in the preparation of such filings, (iii) shall promptly inform the other parties of any material communication received by such party from any Governmental Entity regarding the transactions contemplated by this Agreement and shall enable the other party to participate in any communications and meetings with any Governmental Entity regarding the transactions contemplated by this Agreement unless prohibited by the Governmental Entity.

Section 6.7 Filing Fees. The Company shall reimburse each Investor for such Investor’s HSR filing fees incurred in connection with the Securities Purchase.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Securities being purchased and the payment therefor.

ARTICLE VIII

NOTICES

Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a)	if to the Company, to:

Knight Capital Group, Inc.

Attention: Chief Financial Officer

545 Washington Boulevard

Jersey City, New Jersey 07310

Fax: (201) 557-8015

with a copy to:

Wachtell, Lipton, Rosen & Katz

Attention: Edward D. Herlihy

                 David M. Silk

                 Nicholas G. Demmo

51 West 52nd Street

New York, New York 10019

Fax: (212) 403-2000

(b)	if to Jefferies & Company, Inc., to:

Jefferies & Company, Inc.

Attention: General Counsel

520 Madison Avenue

New York, New York 10022

Fax: (646) 619-4974;

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

Attention: Ronald Brody and Colin Diamond

Fax: (212) 354-8113

(c)	if to Jefferies High Yield Trading, LLC, to:

Jefferies High Yield Trading, LLC

Attention: General Counsel

520 Madison Avenue

New York, New York 10022

Fax: (646) 619-4974;

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

Attention: Ronald Brody and Colin Diamond

Fax: (212) 354-8113

(d)	if to Blackstone Capital Partners VI L.P., to:

Blackstone Capital Partners VI L.P., at the address to be provided to the Company in writing;

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

(e)	if to Blackstone Family Investment Partnership VI – ESC L.P., to:

Blackstone Family Investment Partnership VI – ESC L.P., at the address to be provided to the Company in writing;

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

(f)	if to Blackstone Family Investment Partnership VI L.P., to:

Blackstone Family Investment Partnership VI L.P., at the address to be provided to the Company in writing;

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

(g)	if to GETCO Strategic Investments, LLC, to:

GETCO Strategic Investments, LLC, at the address to be provided to the Company in writing;

(h)	if to TD Ameritrade Holding Corporation, to:

TD Ameritrade Holding Corporation, at the address to be provided to the Company in writing;

with a copy to:

Foley & Lardner LLP

321 N. Clark Street, Suite 2800

Chicago, IL 60654

Attention: Patrick Daugherty

Fax: (312) 832-4700

(i)	if to Stephens Investments Holdings LLC, to:

Stephens Investments Holdings LLC, at the address to be provided to the Company in writing;

(j)	if to Stifel Financial Corp. to:

Stifel Financial Corp., at the address to be provided to the Company in writing;

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

ARTICLE IX

CHANGES

Any term of this Agreement may be amended or waived only with the written consent of the Company and (i) the holders of at least seventy-five percent of the then-outstanding Securities or (ii) for an amendment or waiver effected prior to the Closing purchasers obligated to purchase seventy-five percent of the Securities to be issued at Closing; provided, that any amendment or waiver that expressly and adversely affects only a single Investor shall require the consent of such Investor and any amendment of or waiver to the requirements of Exhibit A to this Agreement shall require the consent of all Investors. Any amendment or waiver effected in accordance with this Article IX shall be binding upon each

Investor and each transferee of the Securities (or the Common Stock issuable upon conversion thereof), each future holder of all such securities and the Company.

ARTICLE X

HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

ARTICLE XI

ASSIGNMENT

Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment by any Investor, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity that is the survivor of such merger or consolidation or the purchaser in such sale.

ARTICLE XII

SEVERABILITY

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

ARTICLE XIII

GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Article VIII. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

ARTICLE XIV

INTEGRATION

This Agreement and the other Transaction Documents supersede all prior agreements and understandings (whether written or oral) among the Company, on the one hand, and the Investors, on the other hand, or either of them, with respect to the subject matter hereof.

ARTICLE XV

COUNTERPARTS

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

ARTICLE XVI

INFORMATION

The Company agrees to cooperate in good faith with any request by an Investor to furnish such Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of such Investors or any of its respective subsidiaries to any Governmental Entity in connection with the Securities Purchase.

ARTICLE XVII

[RESERVED]

ARTICLE XVIII

TERMINATION

This Agreement may be terminated at any time prior to the Closing:

(a) by any of the Investors or the Company if the Closing shall not have occurred by 9:30 am New York Time on August 6, 2012; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by any of the Investors or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the purchasers obligated to purchase seventy-five percent of the Securities to be issued at Closing and the Company.

In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of any covenant of this Agreement.

ARTICLE XIX

ENTIRE AGREEMENT, ETC.

This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

ARTICLE XX

NO THIRD PARTY BENEFICIARIES

Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors (and any subsidiary of any Investor), any benefits, rights, or remedies.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Thomas M. Joyce
Name: Thomas M. Joyce
Title: CEO

JEFFERIES & COMPANY, INC.

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: EVP, General Counsel

JEFFERIES HIGH YIELD TRADING, LLC

By:	/s/ Andrew Wittacker
Name: Andrew Wittacker
Title: Vice Chairman

Blackstone Capital Partners VI L.P.

By:	Blackstone Management Associates VI L.L.C., its general partner

By:	BMA VI L.L.C., its managing member

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

Blackstone Family Investment Partners VI L.P.

By:	BCP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

Blackstone Family Investment Partnership VI ESC L.P.

By:	BCP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

GETCO STRATEGIC INVESTMENTS, LLC

By:	/s/ Darren Mast
Name: Darren Mast
Title: COO

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Fred Tomczyk
Name: Fred Tomczyk
Title: President & CEO

STEPHENS INVESTMENTS HOLDINGS LLC

By:	/s/ Curt Bradley
Name: Curt Bradley
Title: Manager

STIFEL FINANCIAL CORP.

By:	/s/ Victor J. Nesi
Name: Victor J. Nesi
Title: SVP

EXHIBIT A

Investor Name	Aggregate Purchase Price	Total Securities Held
Jefferies & Company, Inc.	$100,000,000	100,000
Jefferies High Yield Trading, LLC	$25,000,000	25,000
Blackstone Capital Partners VI L.P.	$86,926,875	86,927
Blackstone Family Investment Partnership VI – ESC L.P.	$529,375	529
Blackstone Family Investment Partnership VI L.P.	$43,750	44
GETCO Strategic Investments, LLC	$87,500,000	87,500
TD Ameritrade Holding Corporation	$40,000,000	40,000
Stephens Investments Holdings LLC	$30,000,000	30,000
Stifel Financial Corp.	$30,000,000	30,000